UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2007
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite
1100, Cleveland, Ohio		44113

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		216-621-6060
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 6, 2007, Forest City Rental Properties Corporation (“FCRPC”), a wholly owned subsidiary of Forest City Enterprises, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement (“Amended Credit Agreement”) with KeyBank National Association (“KeyBank”), as Administrative Agent, National City Bank (“NCB”), as Syndication Agent, Bank of America, N.A. (“B of A”) and LaSalle Bank National Association (“LaSalle”), as Co-Documentation Agents, and the various banks party thereto. The Amended Credit Agreement restates and replaces FCRPC’s current credit agreement dated March 22, 2004, as amended on January 19, 2005, April 7, 2005, January 20, 2006, June 30, 2006 and October 3, 2006, in its entirety and amends the credit agreement as follows:
• Extends the maturity date by one year to March 31, 2010.
• Lowers the borrowing rate to 1.45% over LIBOR or 1/2% over the prime rate.
• Adds an accordion provision that allows FCRPC to increase the availability under the revolving line of credit by $150,000,000 to $750,000,000 at any time during the term.
• Permits subsidiaries of FCRPC to incur indebtedness to complete acquisitions of portfolios of assets and permits FCRPC to secure such indebtedness, provided the consideration paid for such portfolio acquisitions does not exceed $200,000,000 individually or $800,000,000 in the aggregate.
• Permits Forest City Capital Corporation (“FCCC”), a wholly owned subsidiary of FCRPC, to incur indebtedness, including total rate of return swaps, in favor of non-affiliated third parties in specified instances or make loans receivable to non-affiliated third parties, provided such indebtedness or loans receivable do not exceed $200,000,000 at any one time.
• Subject to certain limitations, permits FCCC to provide cash, letters of credit or mortgage loans to any FCRPC subsidiary as additional collateral to secure permitted debt of that subsidiary.
• Modifies the cross-collateralization prohibition to permit FCRPC and its subsidiaries to secure indebtedness with multiple assets in certain specified situations.
• Allows for hedge agreements to be entered into or guaranteed by FCRPC or its subsidiaries, provided they are issued by a bank that is party to the Amended Credit Agreement or are in compliance with the measured credit risk limitations set forth in the Amended Credit Agreement.
In connection with the Amended Credit Agreement, the Company also entered into an Amended and Restated Guaranty of Payment of Debt(“Amended Guaranty”) for the benefit of KeyBank, NCB, B of A, LaSalle and the various banks party thereto. The Amended Guaranty restates and replaces the Company’s current guaranty agreement dated as of March 22, 2004, as amended on January 19, 2005, April 7, 2005, January 20, 2006, June 30, 2006 and October 3, 2006, in its entirety and amends the guaranty agreement to make certain conforming changes to the Amended Guaranty necessitated by the Amended Credit Agreement.
Certain of the lenders under the Amended Credit Agreement and their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The Amended Credit Agreement and the Amended Guaranty are included as Exhibits 10.1 and 10.2, respectively. The foregoing discussion of the terms of the Amended Credit Agreement and the Amended Guaranty is qualified in its entirety by reference to the full text of those exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Decsription
10.1 Amended and Restated Credit Agreement by and among Forest City Rental Properties Corporation, KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents, and the banks named therein.
10.2 Amended and Restated Guaranty of Payment of Debt by Forest City Enterprises, Inc. for the benefit of KeyBank National Association, as Administrative Agent, National City Bank, as Syndication Agent, Bank of America, N.A. and LaSalle Bank National Association, as Co-Documentation Agents, and the banks named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.
June 12, 2007	By:	/s/ THOMAS G. SMITH
		Name:	THOMAS G. SMITH
		Title:	Executive Vice President, Chief Financial Officer and Secretary